For further information:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100

For Immediate Release

PrivateBancorp Reports Fourth Quarter Earnings and Substantial Growth
Resulting from Implementation of its Strategic Growth Plan

Chicago, IL, January 28, 2008 -- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported a net loss for the fourth quarter 2007 of $15.1 million, or $0.68 per diluted share, compared to net income of $9.1 million, or $0.42 per diluted share, for the fourth quarter 2006. The net loss for the quarter was substantially due to costs associated with the implementation of the Company’s previously announced Strategic Growth Plan.  As planned, the Company incurred substantial costs related to the recruitment of a significant number of experienced middle-market commercial bankers.  Reflecting early success with its Strategic Growth Plan, the Company achieved record loan growth of 12 percent during the quarter.  The Company considerably increased its provision for loan losses to reflect this growth and to account for credit quality deterioration in the existing loan portfolio.  Net income for the year ended December 31, 2007 was $11.8 million, or $0.53 per diluted share, compared to $37.8 million, or $1.76 per diluted share for the prior year period, a decrease of 69 percent.

“As anticipated, reported quarterly financial results were down considerably as we aggressively implemented our Strategic Growth Plan.  We announced the Plan in early November 2007, which sets forth our goal of recruiting experienced middle-market commercial bankers in order to substantially expand our client base and achieve significant balance sheet growth,” commented Ralph B. Mandell, Chairman of PrivateBancorp, Inc., “We have made significant progress towards implementing this Plan, including the hiring of Larry Richman as our new President and CEO as well as a substantial number of senior commercial bankers and other new employees.  In fact, we increased the number of Managing Directors at the Company by 33 percent in the fourth quarter alone.  The 12 percent loan growth experienced in the fourth quarter further validates the market opportunity,” continued Mr. Mandell.

The Company hired a net total of 56 new Managing Directors during the fourth quarter 2007, and an additional 15 Managing Directors were hired during the first half of January 2008. While the majority of these new hires are based in Chicago, the Company has added commercial bankers and other personnel in all of its offices, and has added three Managing Directors in Cleveland, Ohio, as a result of the establishment of a new business development office in that market during the fourth quarter. At the end of 2007, the total number of Managing Directors was 224, compared to 148 at the end of 2006 and 168 at September 30, 2007. Full-time equivalent (FTE) employees increased 27 percent to 597 from 471 at the end of 2006. The Company expects to hire approximately 15 additional Managing Directors during the first quarter 2008, which includes starting a new business development office in Minneapolis, Minnesota, and approximately an additional 15 during the remainder of 2008. In 2009, the Company anticipates its personnel growth rate to return to historical levels.

“I’m excited about the strong and positive reaction of the marketplace to the Company’s growth initiatives,” said Larry Richman, President and CEO. “Despite a very challenging market, we’ve been growing our client base quickly, as evidenced by the $451.7 million increase in our loan portfolio during the quarter.  I’m further encouraged by the strength of our loan pipeline at the end of the quarter.    As anticipated, our core deposits have not grown as quickly, though we are optimistic that our new commercial clients will be a key funding source in quarters to come.  Each new client relationship we nurture brings new lending, deposit gathering and wealth management opportunities; we are a strong relationship bank and value-added advisor to our clients and that’s what distinguishes us from other banks,” Mr. Richman said.

During the fourth quarter 2007, the Company incurred significant costs associated with the implementation of the Plan, including $13.7 million in sign-on bonus payments to newly hired employees and $2.5 million in professional and legal fees associated with the recruitment and hiring of these employees.  The total GAAP value of the equity awards made to new and certain existing employees was in the range of $45 million at December 31, 2007.  The cost of these awards will be expensed as they are earned over the five-year period ending December 31, 2012.  Compensation costs associated with these awards totaled $2.0 million for the fourth quarter 2007.

Net interest income totaled $31.7 million in the fourth quarter 2007, compared to $29.8 million for the fourth quarter 2006, and $32.3 million for the third quarter 2007.  Net interest margin (on a tax equivalent basis) decreased to 2.96 percent for the fourth quarter 2007, compared to 3.25 percent in the fourth quarter 2006, and 3.13 percent in the third quarter 2007.  Yields on earning assets decreased by 38 basis points over the prior year quarter while the cost of funds decreased by 11 basis points.  During the fourth quarter, the Company reversed approximately $634,000 in accrued interest income due to loans which became non-performing, compared to $296,000 in the third quarter 2007.  The interest reversal during the fourth quarter accounted for 6 basis points of margin compression.

Non-performing assets to total assets were 0.96 percent at December 31, 2007, compared to 0.23 percent at December 31, 2006 and 0.80 percent at September 30, 2007. Of $48.3 million in total non-performing assets at the end of 2007, 27 percent are located in the Chicago market, 36 percent are located in the St. Louis market, 14 percent are in Michigan and 23 percent are located in Georgia. Of total non-performing assets, 34 percent are commercial real estate, 36 percent are construction, 20 percent are commercial and industrial, and the remaining 10 percent are classified as residential real estate and personal.

As a result of substantial loan growth and an increase in non-performing assets during the fourth quarter 2007, the provision for loan losses was $10.2 million, compared to $707,000 in the fourth quarter 2006 and $2.4 million in the third quarter 2007.

Net charge offs totaled $3.4 million, or 0.35 percent of average loans, in the fourth quarter 2007, versus net charge offs of $49,000, or 0.01 percent of average loans, in the prior year fourth quarter, and net charge-offs of $1.6 million, or 0.17 percent of average loans, in the third quarter 2007. Net charge offs to average loans for the year-to-date period were 0.17 percent compared to 0.03 percent in the prior year period. The allowance for loan losses as a percentage of total loans was 1.17 percent at December 31, 2007, versus 1.13 percent at September 30, 2007 and 1.09 percent at December 31, 2006.

Wealth management fee income was $4.3 million during the fourth quarter 2007, an increase of 19 percent from $3.6 million in the fourth quarter 2006, and up from $4.0 million in the third quarter 2007. Wealth management assets under management increased 16 percent to $3.4 billion at the end of 2007, from $2.9 billion at the end of 2006, and increased two percent from $3.3 billion at September 30, 2007. Fees paid to third-party investment managers were $925,000 in the fourth quarter 2007, compared to $686,000 in the prior year quarter, and $857,000 in the third quarter 2007.

Non-interest expense increased significantly to $51.8 million in the fourth quarter 2007 from $22.6 million in the fourth quarter 2006 and $23.9 million at the third quarter 2007. The increase was primarily due to increased compensation expenses, professional fees and marketing expenses related to the implementation of the Plan during the quarter. The increase in other operating expenses for the quarter was primarily driven by $1.9 million in operating expenses and disposition costs related to OREO properties.

Total assets were $5.0 billion at December 31, 2007, an increase of 18 percent from $4.3 billion at December 31, 2006.  At the end of 2007, total loans were $4.2 billion, versus $3.5 billion at December 31, 2006, an increase of 20 percent.  Total deposits were $3.8 billion at December 31, 2007, up from $3.6 billion at December 31, 2006, an increase of 6 percent.   Core deposits, defined as total deposits less brokered deposits, were $3.2 billion at quarter’s end, compared to $3.0 billion at December 31, 2006.  Brokered deposits were $542.5 million at December 31, 2007, a decrease from $589.3 million at December 31, 2006, but an 8 percent increase from $500.3 at September 30, 2007.  Funds borrowed, which include federal funds purchased, FHLB advances, borrowings under the Company’s credit facility, and convertible senior notes, increased to $560.8 million at December 31, 2007 from $281.7 million at December 31, 2006, primarily as a result of the issuance of $115.0 million of contingent convertible senior notes during the first quarter 2007.  The Company funded its considerable loan growth in the fourth quarter using funds acquired through core deposit growth, brokered deposits, proceeds from its previously announced $200.0 million equity raise, FHLB advances, and borrowings under the Company’s credit facility.

The Company also announced that it will hold its 2008 annual meeting of stockholders on May 22, 2008 at the Standard Club in Chicago, Illinois.

PrivateBancorp, Inc., through its PrivateBank subsidiaries, provides distinctive, highly personalized, premium financial services to a growing array of successful entrepreneurial and middle market privately held and public businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors. The PrivateBank uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients. Through a team of highly qualified managing directors, The PrivateBank delivers a sophisticated suite of tailored credit, treasury and wealth management solutions to meet its client's personal and commercial financial needs. The Company, which had assets of $5.0 billion as of December 31, 2007, has 19 offices located in the Atlanta, Chicago, Cleveland, Detroit, Milwaukee, St. Louis, and Kansas City metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.pvtb.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas, the effect of continued margin pressure on the Company’s earnings, further deterioration in asset quality, insufficient liquidity/funding sources or the inability to obtain on terms acceptable to the Company the funding necessary to fund its loan growth, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, slower than anticipated growth of the Company’s business or unanticipated business declines, failure to get regulatory approval for a de novo federal savings bank in Kansas City or a limited purpose trust-only federal savings bank, competition, unforeseen difficulties in integrating new hires, failure to improve operating efficiencies through expense controls, and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Editor’s Note: Financial highlights attached.

Consolidated Statements of Income

(dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Interest Income				audited
Interest and fees on loans	$71,062	$64,418	$282,979	$228,816
Interest on investment securities	6,264	5,274	23,934	27,773
Interest on short-term investments	275	320	1,011	722
Total Interest Income	77,601	70,012	307,924	257,311

Interest Expense
Interest on deposits	38,158	35,774	154,045	122,411
Interest on borrowings	6,087	2,840	19,393	11,093
Interest on long-term debt - Junior Subordinated deferrable interest Debentures held by trusts that issued guaranteed capital debt securities	1,608	1,601	6,364	6,333
Total Interest Expense	45,853	40,215	179,802	139,837

Net Interest Income	31,748	29,797	128,122	117,474
Provision for loan losses	10,171	707	16,934	6,836
Net Interest Income After Provision	21,577	29,090	111,188	110,638

Non Interest Income
Wealth management income	4,310	3,615	16,188	13,855
Mortgage banking income	828	807	4,528	3,339
Other income	1,066	1,172	5,210	6,278
Net securities gains (losses)	-	(1)	348	(374)
(Losses) Gains on interest rate swap	-	-	-	64
Total Non Interest Income	6,204	5,593	26,274	23,162

Non Interest Expense
Salaries and benefits	31,673	12,205	71,219	43,930
Occupancy expense	3,918	2,733	13,204	9,755
Professional fees	6,442	1,976	11,876	6,813
Wealth management fees	925	686	3,432	2,665
Marketing	2,422	1,137	6,099	4,291
Data processing	1,282	999	4,206	3,316
Amortization of intangibles	240	169	966	628
Insurance	772	337	1,937	1,319
Other operating expenses	4,136	2,321	9,470	6,349
Total Non Interest Expense	51,810	22,563	122,409	79,066

Minority interest expense	78	82	363	330
Income Before Income Taxes	(24,107)	12,038	14,690	54,404
Income tax expense	(8,962)	2,986	2,883	16,558
Net Income	$(15,145)	$9,052	$11,807	$37,846
Preferred Stock Dividends	107	-	107	-
Net Income available to Common Shareholders	$(15,252)	$9,052	$11,700	$37,846

Weighted Average Common Shares Outstanding	22,537,167	20,882,759	21,571,589	20,629,731
Diluted Average Common Shares Outstanding	22,537,167	21,637,210	22,286,125	21,493,283

Per Common Share Information
Basic	$(0.68)	$0.43	$0.54	$1.83
Diluted	$(0.68)	$0.42	$0.53	$1.76
Dividends	$0.075	$0.060	$0.300	$0.240

Note 1:  Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.
Note 2: Diluted shares are equal to Basic shares for the fourth quarter 2007 due to the net loss.  The calculation of diluted earnings per share results in anti-dilution.

Consolidated Balance Sheets
(dollars in thousands except per share data)

	12/31/07	12/31/06
	unaudited	audited
Assets
Cash and due from banks	$51,331	$42,428
Short-term investments	13,220	36,969
Investment securities: available-for-sale	538,730	496,782
Loans held for sale	19,358	14,515

Loans	4,189,238	3,499,988
Allowance for loan losses	(48,891)	(38,069)
Net loans	4,140,347	3,461,919

Premises and equipment, net	25,600	21,413
Goodwill	93,341	93,043
Other assets	139,721	97,355
Total Assets	$5,021,648	$4,264,424

Liabilities
Non-interest bearing deposits	$299,043	$300,689
Interest bearing deposits	3,462,095	3,250,324
Total deposits	3,761,138	3,551,013

Funds borrowed	560,809	281,733
Junior Subordinated deferrable interest Debentures held by trusts that issued guaranteed capital debt securities	101,033	101,033
Other liabilities	97,875	33,521
Total Liabilities	4,520,855	3,967,300

Stockholders' Equity
Preferred stock	41,000	-
Common stock and additional paid-in-capital	339,214	174,968
Treasury stock	(13,559)	(5,254)
Retained earnings	126,204	121,539
Accumulated other comprehensive income	7,934	5,871
Total Stockholders' Equity	500,793	297,124

Total Liabilities and Stockholders' Equity	$5,021,648	$4,264,424

Note 1:  Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	4Q07	3Q07	2Q07	1Q07	4Q06
Key Statistics
Net income	$(15,145)	$9,165	$8,751	$9,036	$9,052
Basic earnings per share	$(0.68)	$0.43	$0.41	$0.42	$0.43
Diluted earnings per share (1)	$(0.68)	$0.42	$0.40	$0.41	$0.42

Return on average total assets	-1.30%	0.82%	0.80%	0.86%	0.91%
Return on average total equity	-16.61%	11.80%	11.66%	12.37%	13.61%
Dividend payout ratio	-14.30%	17.84%	18.64%	18.50%	14.44%
Fee revenue as a percent of total revenue (2)	16.35%	16.54%	18.01%	16.39%	15.81%
Wealth management assets under management	3,361,171	3,281,576	3,119,878	2,952,227	2,902,205

Non-interest income to average assets	0.53%	0.60%	0.64%	0.60%	0.56%
Non-interest expense to average assets	4.45%	2.13%	2.13%	2.22%	2.27%
Net overhead ratio(3)	3.92%	1.53%	1.49%	1.62%	1.71%
Efficiency ratio (4)	132.8%	59.6%	58.1%	59.3%	61.9%

Net interest margin
Fed funds sold & other short-term investments	6.02%	5.37%	5.15%	3.26%	5.48%
Investment Securities (taxable)	5.04%	4.85%	5.16%	5.01%	4.51%
Investment Securities (non-taxable)	6.88%	6.90%	6.89%	6.89%	6.90%
Loans, net of unearned discount	7.30%	7.69%	7.76%	7.84%	7.78%
Yield on average earning assets	7.11%	7.45%	7.53%	7.56%	7.49%
Interest bearing deposits	4.54%	4.72%	4.70%	4.67%	4.65%
Funds borrowed	4.80%	4.85%	4.94%	4.87%	5.15%
Trust preferred securities	6.23%	6.21%	6.20%	6.21%	6.21%
Cost of average interest-bearing liabilities	4.62%	4.78%	4.77%	4.73%	4.73%
Net interest spread (5)	2.50%	2.68%	2.76%	2.84%	2.77%
Net interest margin (6)	2.96%	3.13%	3.19%	3.26%	3.25%

Tax equivalent adjustment to net interest income (7)	$1,057	$1,072	$1,072	$1,073	$1,058

(1)	Diluted shares are equal to Basic shares for the fourth quarter 2007 due to the net loss. The calculation of diluted earnings per share results in anti-dilution.
(2)	Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(3)	Non-interest expense less non-interest income divided by average total assets.
(4)	Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(5)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(6)	Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(7)
The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

	Reconciliation of net interest income to net interest income on a tax equivalent basis
	4Q07	3Q07	2Q07	1Q07	4Q06
Net interest income	$31,748	$32,288	$32,111	$31,975	$29,797
Tax equivalent adjustment to net interest income	1,057	1,072	1,072	1,073	1,058
Net interest income, tax equivalent basis	$32,805	$33,360	$33,183	$33,048	$30,855

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	4Q07		3Q07		2Q07		1Q07		4Q06
Balance Sheet Ratios
Loans to Deposits (period end)	111.38%		104.17%		101.84%		99.96%		98.56%

Average interest-earning assets to average interest-bearing liabilities	111.3		110.4		109.9		109.8		111.3

Per Common Share Data
Dividends	$0.075		$0.075		$0.075		$0.075		$0.060
Book value (period end)	$16.89		$14.73		$14.19		$13.92		$13.83
Tangible book value (period end) (1)	$13.22		$10.10		$9.56		$9.26		$9.15

Common Share Price Data (period end)
Closing Price	$32.65		$34.84		$28.80		$36.56		$41.63
Diluted earnings multiple (2)	(12.10	) x	20.91	x	17.95	x	21.99	x	24.98	x
Book value multiple	1.93	x	2.36	x	2.03	x	2.63	x	3.01	x

Common Stock Information
Outstanding shares at end of period	27,224,747		21,611,721		21,567,545		21,531,296		21,481,250

Number of common shares used to compute:
Basic earnings per common share	22,537,167		21,223,341		21,185,400		21,331,021		20,882,759
Diluted earnings per common share	22,537,167		21,819,333		21,810,173		22,018,295		21,637,210

Capital Ratios (period end) (3):
Total equity to total assets	9.97%		7.08%		6.82%		6.90%		6.97%
Total risk-based capital ratio	14.09%		10.60%		10.63%		10.45%		10.36%
Tier-1 risk-based capital ratio	11.31%		8.07%		8.06%		7.93%		8.06%
Leverage ratio	10.93%		7.20%		7.08%		6.95%		7.51%

(1)	Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2)	Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3)	Capital ratios for the most recent period presented in the press release are based on preliminary data.
(4)	Diluted shares are equal to Basic shares for the fourth quarter 2007 due to the net loss. The calculation of diluted earnings per share results in anti-dilution.

Key Financial Data
Unaudited
(dollars in thousands)

	4Q07	3Q07	2Q07	1Q07	4Q06
Credit Quality Key Ratios:
Net charge-offs to average loans	0.35%	0.17%	0.06%	0.07%	0.01%
Total non-performing loans to total loans	0.93%	0.77%	0.72%	0.28%	0.25%
Total non-performing assets to total assets	0.96%	0.80%	0.70%	0.34%	0.23%
Nonaccrual loans to:
total loans	0.93%	0.69%	0.56%	0.13%	0.11%
total assets	0.78%	0.57%	0.46%	0.11%	0.09%
Allowance for loan losses to:
total loans	1.17%	1.13%	1.11%	1.09%	1.09%
non-performing loans	125%	145%	155%	391%	427%
nonaccrual loans	125%	164%	199%	808%	1,010%

Non-performing assets:
Loans delinquent over 90 days	$53	$3,294	$5,844	$5,124	$5,137
Nonaccrual loans	38,983	25,657	20,731	4,816	3,770
OREO	9,265	7,044	4,683	4,831	1,101
Total non-performing assets	$48,301	$35,995	$31,258	$14,771	$10,008

Net loan charge-offs (recoveries):
Loans charged off	$3,435	$1,648	$647	$586	$86
(Recoveries)	(42)	(82)	(76)	(4)	(37)
Net charge-offs	$3,393	$1,566	$571	$582	$49

Provision for loan losses	$10,171	$2,399	$2,958	$1,406	$707

Allowance for Loan Losses Summary
Balance at beginning of period	$42,113	$41,280	$38,893	$38,069	$34,693
Provision	10,171	2,399	2,958	1,406	707
Net charge-offs	3,393	1,566	571	582	49
Addition of The PrivateBank - Georgia allowance	-	-	-	-	2,718
Balance at end of period	$48,891	$42,113	$41,280	$38,893	$38,069

Net loan charge-offs (recoveries):
Commercial real estate	$1,388	$295	$(1)	$236	-
Residential real estate	-	-	-	(1)	-
Commercial	752	1,077	397	273	$29
Personal	247	99	(1)	3	20
Home equity	-	-	-	-	-
Construction	1,006	95	176	71	-
Total net loan charge-offs	$3,393	$1,566	$571	$582	$49

Key Financial Data
Unaudited
(dollars in thousands)

September 30, 2007

	Non performing Loans	NPLs as % of Total Loans (1)	Other Real Estate Owned	Non performing Assets	NPAs as % of Total Assets (2)
Credit Quality
Non performing assets
Chicago	$7,779	0.32%	$2,290	$10,069	0.33%
St. Louis (3)	8,191	2.20%	2,356	10,547	2.37%
Michigan	6,878	1.25%	2,398	9,276	1.48%
Georgia	6,103	2.36%	-	6,103	1.81%
Wisconsin	-	-	-	-	-
Consolidated non-performing assets	$28,951	0.77%	$7,044	$35,995	0.80%

Non-performing assets (4):	Commercial	Commercial Real Estate	Construction	Residential Real Estate	Personal
Chicago	1%	13%	8%	3%	4%
St. Louis (3)	3%	12%	10%	3%	-
Michigan	4%	16%	6%	-	-
Georgia	-	-	17%	-	-
Wisconsin	-	-	-	-	-
Consolidated non-performing assets	8%	41%	41%	6%	4%

December 31, 2007

	Non performing Loans	NPLs as % of Total Loans (1)	Other Real Estate Owned	Non performing Assets	NPAs as % of Total Assets (2)
Credit Quality
Non performing assets
Chicago	$11,012	0.39%	$2,122	$13,134	0.39%
St. Louis (3)	12,413	3.30%	4,537	16,950	3.51%
Michigan	5,266	0.88%	1,466	6,732	0.98%
Georgia	10,345	3.93%	1,140	11,485	3.44%
Wisconsin	-	-	-	-	-
Consolidated non-performing assets	$39,036	0.93%	$9,265	$48,301	0.96%

Non-performing assets (4):	Commercial	Commercial Real Estate	Construction	Residential Real Estate	Personal
Chicago	1%	16%	3%	3%	4%
St. Louis (3)	7%	18%	8%	2%	1%
Michigan	11%	-	3%	-	-
Georgia	1%	-	22%	-	-
Wisconsin	-	-	-	-	-
Consolidated non-performing assets	20%	34%	36%	5%	5%

Note: Non performing loans are defined as loans delinquent > 90 days and non accrual loans.  Non performing assets are non performing loans and Other Real Estate owned.

(1)	Non performing loans are presented as a percentage of each entities' gross loans

(2)	Non performing assets are presented as a percentage of each entities' total assets

(3)	St. Louis loans and total assets includes Kansas City total loans and assets. Kansas City had no non-performing assets at 9/30/07 and 12/31/07.

(4)	Non performing assets are presented here as a percentage of consolidated non performing assets

Key Financial Data
Unaudited
(dollars in thousands)

	4Q07	3Q07	2Q07	1Q07	4Q06
Summary Income Statement
Interest Income
Interest and fees on loans	$71,062	$72,299	$70,732	$68,886	$64,418
Interest on investment securities	6,264	5,795	5,938	5,937	5,274
Interest on short-term investments	275	259	239	238	320
Total Interest Income	77,601	78,353	76,909	75,061	70,012

Interest Expense	45,853	46,065	44,798	43,086	40,215

Net Interest Income	31,748	32,288	32,111	31,975	29,797
Provision for loan losses	10,171	2,399	2,958	1,406	707
Net Interest Income after Provision for Loan Losses	21,577	29,889	29,153	30,569	29,090

Non Interest Income
Wealth management income	4,310	4,029	4,024	3,826	3,615
Mortgage banking income	828	1,157	1,229	1,314	807
Other income	1,066	1,214	1,803	1,126	1,172
Net securities gains (losses)	-	366	(97)	79	(1)
(Losses) on interest rate swap	-	-	-	-	-
Total Non Interest Income	6,204	6,766	6,959	6,345	5,593

Non Interest Expense
Salaries and benefits	31,673	13,083	12,734	13,729	12,205
Occupancy expense	3,918	3,336	3,160	2,790	2,733
Professional fees	6,442	2,109	1,610	1,715	1,976
Wealth management fees	925	857	868	782	686
Marketing	2,422	1,058	1,330	1,289	1,137
Data processing	1,282	1,039	984	901	999
Insurance	772	452	363	352	337
Amortization of intangibles	240	241	242	243	169
Other operating expenses	4,136	1,749	2,019	1,564	2,321
Total Non Interest Expense	51,810	23,924	23,310	23,365	22,563

Minority interest expense	78	100	95	90	82
Income Before Income Taxes	(24,107)	12,631	12,707	13,459	12,038
Income tax expense	(8,962)	3,466	3,956	4,423	2,986
Net income	$(15,145)	$9,165	$8,751	$9,036	$9,052
Preferred Stock Dividends	107	-	-	-	-
Net Income available to Common Shareholders	$(15,252)	$9,165	$8,751	$9,036	$9,052

Note 1:  Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Balance Sheets
(dollars in thousands)

	12/31/07	09/30/07	06/30/07	03/31/07	12/31/06
	unaudited	unaudited	unaudited	unaudited	audited
Assets
Cash and due from banks	$51,331	$52,922	$63,074	$73,736	$42,428
Short-term investments	13,220	22,117	19,672	17,535	36,969
Investment securities: available-for-sale	538,730	497,948	495,854	482,024	496,782
Loans held for sale	19,358	4,262	20,905	14,928	14,515
Loans	4,189,238	3,737,523	3,705,339	3,581,398	3,499,988
Less: Allowance for loan losses	(48,891)	(42,113)	(41,280)	(38,893)	(38,069)
Net loans	4,140,347	3,695,410	3,664,059	3,542,505	3,461,919
Premises and equipment, net	25,600	24,844	23,415	21,674	21,413
Goodwill	93,341	93,357	93,043	93,043	93,043
Other assets	139,721	107,366	105,988	98,427	97,355
Total Assets	$5,021,648	$4,498,226	$4,486,010	$4,343,872	$4,264,424

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$299,043	$285,003	$303,455	$312,648	$300,689
Interest bearing demand deposits	157,761	134,428	150,324	144,812	152,323
Savings and money market deposits	1,594,172	1,577,930	1,505,303	1,485,783	1,575,080
Time deposits	1,710,162	1,590,701	1,679,463	1,639,578	1,522,921
Total deposits	3,761,138	3,588,062	3,638,545	3,582,821	3,551,013
Funds borrowed	560,809	464,021	407,696	334,128	281,733
Junior Subordinated deferrable interest Debentures held by trusts that issued guaranteed capital debt securities	101,033	101,033	101,033	101,033	101,033
Other liabilities	97,875	26,710	32,627	26,218	33,521
Total liabilities	4,520,855	4,179,826	4,179,901	4,044,200	3,967,300
Stockholders' equity	500,793	318,400	306,109	299,672	297,124
Total Liabilities and Stockholders' Equity	$5,021,648	$4,498,226	$4,486,010	$4,343,872	$4,264,424

Average Quarterly Balance Sheets
Unaudited
(dollars in thousands)

	12/31/07	09/30/07	06/30/07	03/31/07	12/31/06
Assets
Cash and due from banks	$53,603	$50,613	$68,293	$45,656	$48,478
Short-term investments	14,889	15,390	14,670	29,348	21,341
Investment securities: available-for-sale	519,494	487,942	485,354	490,844	464,005
Loans held for sale	6,247	10,005	12,891	10,493	10,891
Loans	3,841,122	3,704,278	3,629,839	3,528,404	3,259,404
Less: Allowance for loan losses	(43,116)	(41,174)	(39,304)	(38,157)	(36,175)
Net loans	3,798,006	3,663,104	3,590,535	3,490,247	3,223,229
Premises and equipment, net	26,315	24,534	23,040	21,485	20,594
Goodwill	93,346	93,057	93,044	93,043	69,344
Other assets	106,976	101,750	99,148	93,959	80,779
Total Assets	$4,618,876	$4,446,395	$4,386,975	$4,275,075	$3,938,661

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$302,864	$299,201	$302,941	$265,914	$273,576
Interest bearing demand deposits	139,467	137,740	147,590	139,808	119,575
Savings and money market deposits	1,561,038	1,566,711	1,482,747	1,553,254	1,445,841
Time deposits	1,627,669	1,657,904	1,638,127	1,556,657	1,490,239
Total deposits	3,631,038	3,661,556	3,571,405	3,515,633	3,329,231
Funds borrowed	492,198	343,820	382,991	333,312	209,039
Junior Subordinated deferrable interest Debentures held by trusts that issued guaranteed capital debt securities	101,033	101,033	101,033	101,033	101,033
Other liabilities	33,107	32,063	30,472	28,874	35,570
Total liabilities	4,257,376	4,138,472	4,085,901	3,978,852	3,674,873
Stockholders' equity	361,500	307,923	301,074	296,223	263,788
Total Liabilities and Stockholders' Equity	$4,618,876	$4,446,395	$4,386,975	$4,275,075	$3,938,661

Average Year-To-Date Balance Sheets
Unaudited
(dollars in thousands)

	12/31/07	09/30/07	06/30/07	03/31/07	12/31/06
Assets
Cash and due from banks	$73,581	$60,250	$62,928	$45,656	$28,848
Short-term investments	13,774	16,229	19,423	29,348	10,696
Investment securities: available-for-sale	495,965	488,037	488,084	490,844	557,696
Loans held for sale	10,093	10,818	11,042	10,493	7,719
Loans	3,676,558	3,621,671	3,579,872	3,528,404	2,959,125
Less: Allowance for loan losses	(40,453)	(39,556)	(38,733)	(38,157)	(33,281)
Net loans	3,636,105	3,582,115	3,541,139	3,490,247	2,925,844
Premises and equipment, net	24,141	23,031	22,267	21,485	18,094
Goodwill	93,123	93,048	93,044	93,043	64,730
Other assets	100,578	97,912	96,773	93,959	81,879
Total Assets	$4,447,360	$4,371,440	$4,334,700	$4,275,075	$3,695,506

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$312,217	$294,980	$290,848	$265,914	$252,338
Interest bearing demand deposits	141,141	141,705	143,720	139,808	123,554
Savings and money market deposits	1,541,681	1,534,094	1,517,512	1,553,254	1,319,457
Time deposits	1,620,388	1,617,933	1,597,618	1,556,657	1,387,214
Total deposits	3,615,427	3,588,712	3,549,698	3,515,633	3,082,563
Funds borrowed	383,514	349,818	355,589	333,312	230,461
Junior Subordinated deferrable interest Debentures held by trusts that issued guaranteed capital debt securities	101,033	101,033	101,033	101,033	101,033
Other liabilities	30,616	30,073	29,699	28,874	36,492
Total liabilities	4,130,590	4,069,636	4,036,019	3,978,852	3,450,549
Stockholders' equity	316,770	301,804	298,681	296,223	244,957
Total Liabilities and Stockholders' Equity	$4,447,360	$4,371,440	$4,334,700	$4,275,075	$3,695,506